EXHIBIT 10.4
JAMF HOLDING CORP.

ANNUAL CASH INCENTIVE PLAN
ARTICLE 1
Statement of Purpose
The purpose of the Annual Cash Incentive Plan (the “Plan”) of Jamf Holding Corp (the “Company”) is to attract, retain, motivate, and reward employees by providing an opportunity to earn incentive compensation (i) by performing at a high level and (ii) pursuing growth and other financial and strategic objectives of the Company. The Plan is effective August 2, 2023.
ARTICLE 2
Definitions
The terms used in this Plan include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires. The following terms, unless the context requires otherwise, are defined as follows:
2.1“Affiliate” means any parent, subsidiary or other entity that is (directly or indirectly) controlled by, or controls, the Company.
2.2"Applicable Law" means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Cash Bonus Awards are granted under the Plan.
2.3“Board” means the Board of Directors of Jamf Holding Corp.
2.4“Bonus Pool” means an amount that may be established for the Company, its Affiliates, any other Business Unit, or any combination of the foregoing, all or a portion of which may be allocated among the Eligible Employees of the Company, one or more Affiliates, or one or more Business Units.
2.5“Business Unit” means an organizational unit of business within the Company or any of its Affiliates, such as functional or geographic areas, as identified by the Company.
2.6“Cash Bonus Award” means the incentive compensation determined under Section 4.4 of the Plan payable in cash.
2.7“Code” means the U.S. Internal Revenue Code of 1986, as amended, together with the regulations and official guidance promulgated thereunder.
2.8“Committee” means the Compensation & Nominating Committee of the Board or any successor committee with responsibility for compensation, or any subcommittee thereof.
2.9“Company” means Jamf Holding Corp., a Delaware corporation and its successors by operation of law.
2.10“Disability” means, unless otherwise set forth in any long-term disability plan of the Company, with respect to a Participant’s Separation from Service, a permanent and total disability as defined in Code Section 22(e)(3). A Disability will only be deemed to occur at the time of the determination by the Committee of the Disability.
2.11“Eligible Employee” means any permanent employee, that is hired, transferred, or promoted to a Plan-eligible position according to the Company’s compensation programs or as otherwise approved by the

EXHIBIT 10.4
Committee or the Company for participation in the Plan for a given Performance Period. A Participant shall not cease to be an Eligible Employee for purposes of this Plan in the case of (i) any approved leave of absence as set forth in Section 4.9 of the Plan, or (ii) transfers between locations of the Company or among the Company, its Affiliates, or any successor.
2.12“Executive Officer” means an employee who is an “executive officer” as defined in Rule 3b-7 promulgated under the Exchange Act.
2.13“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
2.14“GAAP” means generally accepted accounting principles.
2.15“Participant” means an Executive Officer of the Company and such other Eligible Employees who hold a Plan-eligible position with the Company as determined according to the Company’s compensation programs, as described in Article 3 of this Plan.
2.16“Performance Period” means the period for which a Cash Bonus Award may be paid. Unless otherwise specified by the Committee, the Performance Period shall be a calendar year, beginning on January 1 and ending on December 31 of any year.
2.17“Plan,” except where the context clearly indicates otherwise, means the Jamf Holding Corp. Cash Incentive Plan, as stated herein and as may be amended from time to time.
2.18“Separation from Service” means, unless otherwise determined by the Committee or the Company, the termination of the applicable Participant’s employment with, and performance of services for, the Company and all Affiliates, including by reason of the fact that the Participant’s employer or other service recipient ceases to be an Affiliate of the Company. A Participant shall not be considered to have experienced a Separation from Service for purposes of this Plan in the case of (i) any approved leave of absence as set forth in Section 4.9 of the Plan, or (ii) transfers between locations of the Company or among the Company, its Affiliates or any successor.
2.19“SEC” means the U.S. Securities and Exchange Commission.
ARTICLE 3
Participation
Eligible Employees of the Company or any of its Affiliates designated by the Committee or its delegate, individually or by classification, shall be a Participant in this Plan and shall continue to be a Participant until any Cash Bonus Award they may receive has been paid or forfeited under the terms of this Plan. The amount of a Participant's Cash Bonus Award, if any, will be governed by Article 4.
ARTICLE 4
Incentive Bonuses
4.1Performance Goals. The Committee shall establish written performance goals for a Performance Period within a reasonable time after the beginning of the Performance Period; provided that the outcome is substantially uncertain at the time the Committee establishes the performance goal. The performance goals may be stated as specific amounts of, or specific changes in, one or more of the financial measures described in Section 4.2 or may be based on such other measures as determined appropriate by the Committee, in its discretion, including, without limitation, individual performance criteria of any type or strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to matters such as customer acquisition, business expansion, cost targets, reductions in errors and omissions, reductions in lost business, acquisitions, divestitures management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, safety, diversity and efficiency, or any combination of the foregoing.

EXHIBIT 10.4
The performance goals need not be the same for different Performance Periods and for any Performance Period may be stated: (a) as goals for the Company, for one or more of its Affiliates, for one or more Business Unit, or for any combination of the foregoing; (b) on an absolute basis or relative to the performance of other companies or of a specified index or indices, or be based on any combination of the foregoing; and (c) as individual or personal performance goals applicable to one or more Participants. Performance goals and associated potential Cash Bonus Award payments may be established at threshold, target and maximum levels or as otherwise determined by the Committee. In the sole discretion of the Committee, the Committee may amend or adjust the performance goals in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.
4.2Financial Measures. In establishing performance goals under Section 4.1 that are based on financial measures, the Committee may use such measures as it determines appropriate, in its discretion, which may be determined in accordance with GAAP or on a non-GAAP basis. The Committee may specify any reasonable definition of the financial measures it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: realized investment gains and losses; extraordinary, unusual or non-recurring items; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other non-operating items.
4.3Performance Evaluation. As soon as practicable after the close of a Performance Period, the Committee shall determine whether the performance goals established for that Performance Period have been met, and the extent to which such performance goals may have been exceeded (and with respect to Executive Officers, the Committee or the Board of Directors of the Company shall certify such performance in writing or pursuant to a regular or special meeting of the Committee or the Board of Directors).
4.4Cash Bonus Award Payout. If the Committee has determined that performance goals established for a Performance Period have been satisfied, the Committee will determine in its discretion the amount of Cash Bonus Awards payable by the Company. Cash Bonus Award amounts determined by the Committee may be expressed as individual Cash Bonus Awards payable to a Participant or as one or more Bonus Pools, all or a portion of which may be allocated as individual Cash Bonus Awards to Participants employed by one of more Affiliate, in one or more Business Unit, or any combination of the foregoing. Such allocation may be made by the Committee or, to the extent permitted by Applicable Law, rule or regulation, by the senior executive of such Business Unit (or his or her designee) or other individuals as may be designated by the Committee. Subject to Applicable Law, the Committee may, in its sole discretion, increase, reduce or eliminate the amount otherwise payable as a Cash Bonus Award to any Participant to take into account such additional factors, if any, that the Committee may deem relevant to the applicable assessment of performance for the applicable Performance Period.
4.5Eligibility for Payments.
(a)Except as otherwise provided in this Section 4.5, a written agreement between the Participant and the Company or an Affiliate, or the Company’s compensation program policies generally, or as otherwise determined by the Committee, a Participant will be eligible to receive his or her Cash Bonus Award only if the Participant is employed by the Company or an Affiliate continuously from the first day of the Performance Period up to and including the last day of the Performance Period. A Participant will not be eligible to receive a Cash Bonus Award if the Participant has given notice of termination or has received notice of termination from the Company or its Affiliates for any reason, or is serving garden leave.
(b)Under this Section 4.5, a leave of absence that lasts less than three months and that is approved in accordance with applicable Company policies as in effect from time to time is not a break in continuous employment. Subject to Applicable Law and the status of the leave taken, in the case of a leave of absence of three months or longer: (1) the Committee or the Company shall determine whether the leave of absence constitutes a break in continuous employment, (2) if a Participant is on a leave of absence on the last day of the Performance Period, the Participant may be required to return to active

EXHIBIT 10.4
employment with the Company or an Affiliate at the end of the leave of absence as a condition of receiving the Cash Bonus Award, and (3) the Participant’s Cash Bonus Award will be prorated for such leave period, except as otherwise determined by the Committee or the Company. Any determination as to a Participant's eligibility for a Cash Bonus Award under this Section 4.5(b) may be deferred for a reasonable period after such Participant's return to active employment. Notwithstanding the foregoing, and subject to Applicable Law and the status of the leave taken, the Cash Bonus Award will be prorated for such leave period, except as otherwise determined by the Committee or the Company.
(c)The Committee may determine, in its sole discretion, that a Cash Bonus Award will be payable pro-rata for a Participant who either becomes a Participant during the Performance Period or terminates his or her employment with the Company or an Affiliate during the Performance Period.
4.6Payment or Deferral of the Cash Bonus Awards.
(a)As soon as practicable after the amount of a Participant's Cash Bonus Award is determined under Section 4.4, the Company shall pay the portion of the Cash Bonus Award to the Participant that is not otherwise deferred under Section 4.6(b). The Company or any applicable Affiliate shall deduct from any Cash Bonus Award any applicable income and employment taxes, and any other amounts that the Company or the Affiliate is otherwise required to deduct, including any applicable non-U.S. taxes, or may require a Participant to remit such amounts to the Company or an Affiliate. Any payment attributable to a deceased Participant shall be made to the Participant's estate.
(b)FOR US PARTICIPANTS ONLY: Subject to the Committee's approval and Applicable Law, Participants may request that payments of a Cash Bonus Award be deferred under a deferred compensation arrangement maintained by the Company by making a deferral election prior to or, as permitted, during the Performance Period pursuant to such rules and procedures as the Committee may establish from time to time with respect to such arrangement and in compliance with Section 409A of the Code, as applicable.
ARTICLE 5
Administration
5.1General Administration and Delegation of Authority. This Plan shall be administered by the Committee, subject to such requirements for review and approval or ratification by the Board as the Board may establish. As permitted by Applicable Law, the Committee may delegate any of its duties and authority under the Plan.
5.2Administrative Rules. The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret this Plan and rule on any questions respecting any of its provisions, terms and conditions.
5.3Committee Members Not Eligible. No member of the Committee shall be eligible to participate in this Plan.
5.4Committee Members Not Liable. The Committee and each of its members shall be entitled to rely upon certificates of appropriate officers of the Company with respect to financial and statistical data or other applicable performance results or data in order to determine if the performance goals for a Performance Period have been met. Neither the Committee nor any member shall be liable for any action or determination made in good faith with respect to this Plan or any Cash Bonus Award paid hereunder.
5.5Decisions Binding. All decisions, actions and interpretations of the Committee concerning this Plan shall be final and binding on Jamf Holding Corp. and its Affiliates and their respective boards of directors, and on all Participants and other persons claiming rights under this Plan.
ARTICLE 6

EXHIBIT 10.4
Amendments; Termination
This Plan may be amended or terminated by the Board or the Committee without the consent of any Participant. All amendments to this Plan, including an amendment to terminate this Plan, shall be in writing. Unless otherwise expressly provided by the Board or the Committee, no amendment to this Plan shall apply to potential Cash Bonus Awards with respect to a Performance Period that began before the effective date of such amendment.
ARTICLE 7
Other Provisions
7.1Awards Not Assignable. No Cash Bonus Award or any right thereto shall be assignable or transferable by a Participant except upon the Participant's death in accordance with Section 4.5 above. Any other attempted assignment or alienation shall be void and of no force or effect.
7.2Participant's Rights. The right of any Participant to receive any Cash Bonus Awards granted or allocated to such Participant pursuant to the provisions of this Plan shall be an unsecured claim against the general assets of the Company. This Plan shall not create, nor be construed in any manner as having created, any right by a Participant to any Cash Bonus Award or portion of a Bonus Pool for a Performance Period because of a Participant’s participation in this Plan for any prior Performance Period or employment during such Performance Period. The application of the Plan to one Participant shall not create, nor be construed in any manner as having created, any right by another Participant to similar or uniform treatment under the Plan.
7.3Termination of Employment. The Company and its Affiliates retain the right to terminate the employment of any Participant or other Employee at any time for any reason or no reason subject to applicable Law, and a Cash Bonus Award is not, and shall not be construed in any manner to be, a waiver of such right.
7.4Exclusion from Benefits. Cash Bonus Awards under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company or its Affiliates unless specifically included as compensation in such plan.
7.5Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of Jamf Holding Corp.'s business or assets, shall assume Jamf Holding Corp.’s liabilities under this Plan and perform any duties and responsibilities in the same manner and to the same extent that Jamf Holding Corp. would be required to perform if no such succession had taken place.
7.6Law Governing Construction. The construction and administration of this Plan and all questions pertaining thereto shall be governed by the laws of the State of Delaware, USA (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws), except to the extent that such law is preempted by U.S. Federal law.
7.7Headings Not a Part Hereto. Any headings preceding the text of the several Articles, Sections, subsections, or paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Plan, nor shall they affect its meaning, construction or effect.
7.8Severability of Provisions. If any provision of this Plan is determined to be void by any court of competent jurisdiction, this Plan shall continue to operate and, for the purposes of the jurisdiction of the court only, shall be deemed not to include the provision determined to be void.
7.9Offsets. The Company and its Affiliates shall have the right to offset from any Cash Bonus Award payable hereunder any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant (or his beneficiary, in the event of the Participant's death).

EXHIBIT 10.4
7.10Dispute Resolution. Notwithstanding any employee agreement in effect between a Participant and the Company or any Affiliate, if a Participant or beneficiary brings a claim that relates to benefits under this Plan, regardless of the basis of the claim (including but not limited to, actions under Title VII, wrongful discharge, breach of employment agreement, etc.), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party describing the facts and claims for each claim. Written notice shall be provided within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint, unless the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or Affiliate shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney's or representative's fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys' fees, the arbitrator may award costs and reasonable attorneys' fees as provided by such statute.
7.11Section 409A. The Plan is intended to comply Section 409A and will be limited, construed, and interpreted in accordance with such intent. Notwithstanding the foregoing or any provision of the Plan to the contrary, if the Committee determines that any right or interest hereunder may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and to any Cash Bonus Award or other rights hereunder, and may take any other actions (including amendments and actions with retroactive effect) that it determines are necessary or appropriate to exempt payments hereunder from, or comply with, Section 409A of the Code provided, however, that nothing in this Section 7.11 or otherwise shall create any obligation on the part of the Company, an Affiliate, the Committee, or any other person to adopt any such amendment or take any other such action or any liability for any failure to do so.
7.12Clawback. Notwithstanding any provision in the Plan to the contrary, the payments provided under the Plan shall be subject to a clawback (a) to the extent necessary to comply with Applicable Law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any SEC rule or Nasdaq Stock Global Select Market listing rule or the listing rules of any other applicable exchange on which the Company's common equity is at the time listed and (b) under the terms of any policy, guideline or Board committee charter adopted by the Company, as may be amended from time to time, for reasons related to compliance with Applicable Law, fraud prevention, governance, avoidance of monetary or reputational damage to the Company and its Affiliates or similar considerations, whether or not such policy, guideline or charter was in place at the beginning of a Performance Period (and such requirements shall be deemed incorporated into the Plan without the consent of the Participant).